UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 17, 2018 (December 11, 2018)

ENTERPRISE BANCORP, INC.
(Exact name of registrant as specified in charter)

Massachusetts	001-33912	04-3308902
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

222 Merrimack Street
Lowell, Massachusetts	01852
(Address of principal executive offices)	(Zip Code)

(978) 459-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Other Events.
(e)     Adoption of Supplemental Executive Retirement Plan
On December 11, 2018, the Board of Directors (the “Board”) of Enterprise Bancorp, Inc. (the “Company”) and the Board of Directors of Enterprise Bank and Trust Company, the wholly owned subsidiary of the Company (the “Bank”), approved and adopted the Enterprise Bank Supplemental Executive Retirement and Deferred Compensation Plan (“SERP”) in which each of John P. Clancy, Jr., James A. Marcotte and Stephen J. Irish, certain of the Company’s named executive officers, and other officers of the Bank will participate. Officers eligible to participate in the SERP will be determined at the discretion of the Compensation Committee of the Board of Directors of the Company.
The SERP provides the participants with supplemental benefits upon retirement. Pursuant to the terms of the SERP, participants will be eligible to establish three accounts: (i) an “in-service withdrawal account” to be established at the election of the participant, (ii) a “2018 retirement account” established for the participant for contributions made by the Bank related to the 2018 plan year, and (iii) a “Bank retirement account” established for the participant for contributions made after 2018 by the Bank and by the participant.
Under the terms of the SERP, a participant will receive distributions on the vested fair market value of his accounts upon separation of service (i) after reaching the age of 55 or (ii) prior to that date if such separation is a result of the participant’s disability or death. If a participant separates from service prior to reaching age 55 for any other reason, the participant will only be entitled to receive distributions on the vested value of his accounts. For any Bank contributions to a participant’s account, the fair market value of such portion shall vest 50% upon four years of participation in the SERP and 100% upon the earlier of six years of participation in the SERP or reaching the age of 62. Upon a change in control, a participant will become fully vested in his accounts.
Upon a separation of service (other than death), (i) distributions from the vested portion of a participant’s 2018 retirement account shall be made in equal monthly installments over a period of 60 months, (ii) distributions from the vested portion of a participant’s Bank retirement account shall be made in either (x) a single lump sum, or (y) equal monthly installments of 60 or 120 months, at the election of the participant, and (iii) distributions from any in-service withdrawal account established by the participant will be made in a single lump sum as of the date designated by the participant, which must be at least three years after the end year in which the deferral election was made.
In the event of a participant’s death while still in the employ of the Company, the fair market value of the participant’s accounts will be distributed in a single lump sum. In the event of a participant’s death after distributions under the SERP have commenced or while not employed by the Company, the vested balance of the participant’s accounts will be distributed in a single lump sum.
The foregoing descriptions of the SERP is a summary and is qualified in its entirety by reference to the copy of the SERP will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE BANCORP, INC.

Date: December 17, 2018	By:	/s/ James A. Marcotte
James A. Marcotte
Executive Vice President, Treasurer and Chief Financial Officer